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                                 Exhibit 5.1
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                         [PHILLIPS & HADDAN LETTERHEAD]



                               November 26, 1996



Modtech, Inc.
2830 Barrett Avenue
Perris, California 92370

         Re:     Registration of Shares of Common Stock Issuable
                 Pursuant to the 1996 Stock Option Plan
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Ladies and Gentlemen:

         In connection with the pending Registration Statement on Form S-8 (the "Registration Statement") filed by our client, Modtech, Inc., a California corporation (the "Company"), pertaining to the issuance and sale of up to an aggregate of 500,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), issuable upon exercise of options granted and to be granted under the Company's 1996 Stock Option Plan (the "Plan"), we have been requested to provide our opinion as to certain legal matters regarding the issuance of the Shares.

         For the purpose of rendering this opinion, we have made such legal and factual examination and inquiries as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination and inquiries, and relying thereon, we are of the opinion that the Shares, when issued and sold upon exercise of options granted and to be granted under the Plan on the terms and conditions set forth therein, will be duly authorized and validly issued, fully paid and nonassessable under the laws of the State of California.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under Item 5 of Part II of the Registration Statement.

                                         Very truly yours,

                                         PHILLIPS & HADDAN


                                         By:  /s/ JAMES M. PHILLIPS, JR.
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                                             James M. Phillips, Jr.